UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 1, 2021 (Date of earliest event reported)

4Front Ventures Corp.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	000-56075	83-4168417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

5060 N. 40th Street, Suite 120, Phoenix, Arizona 85018
(Address of principal executive offices) (Zip Code)

(602) 633-3067
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2021, Nicolle Dorsey ceased serving as the Chief Financial Officer of 4Front Ventures Corp. (the “Company”). On February 3, 2021, the Company and Ms. Dorsey entered into a separation agreement (the “Separation Agreement”), under which she will continue to provide services to the Company in a temporary support role. Pursuant to the Separation Agreement, upon her final departure from the Company, Ms. Dorsey will be entitled to receive (a) $220,000, which is equal to six months of notice pay (to be paid in accordance with the Company’s regular payroll schedule); (b) payment of 100% of Ms. Dorsey’s COBRA premiums for six months; and (c) accelerated vesting of certain options. The foregoing severance payments and benefits, including the accelerated vesting of the equity awards, are conditioned on Ms. Dorsey’s execution of a customary release of claims and compliance with the terms of the Separation Agreement, which includes covenants related to confidentiality, non-disparagement and non-solicitation.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2021	4Front Ventures Corp.

	By:	/s/ Leonid Gontmakher
Leonid Gontmakher
Chief Executive Officer